Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO

STOCKHOLDERS AGREEMENT

This First Amendment to the Stockholders Agreement (this “Amendment”), dated as of February 27, 2024, is by and between Hill Path Capital LP, a Delaware limited partnership (“Hill Path”), and United Parks & Resorts Inc., a Delaware corporation (formerly known as SeaWorld Entertainment, Inc.) (the “Company”). Capitalized terms used herein shall have the meanings set forth in the Stockholders Agreement by and between Hill Path and the Company dated as of May 27, 2019 (the “Original Agreement” and, as amended by this Amendment, the “Agreement”).

BACKGROUND:

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders for the Company to authorize repurchases from time to time of up to $500 million of shares of Common Stock or such lesser amount as to ensure that the Beneficial Ownership Percentage of all Hill Path Affiliates (including James P. Chambers, who for the purpose of this Amendment and the Original Agreement, shall be deemed to be a Hill Path Affiliate), in the aggregate, does not equal or exceed 50% (the “Repurchase Program”);

WHEREAS, the Board has authorized the Repurchase Program, subject to Disinterested Stockholder Approval (as defined below);

WHEREAS, the Board has determined (i) to call a special meeting of the Company’s stockholders (the “Special Meeting”); (ii) to submit the Repurchase Program and this Amendment for approval by the holders of a majority of the outstanding shares of Common Stock not held by the Hill Path Affiliates (Nomura Global Financial Products Inc., as counterparty on the Derivatives (as defined below), and James P. Chambers, as a Partner at Hill Path, shall be deemed to be Hill Path Affiliates solely for purposes of this approval requirement) (such approval, the “Disinterested Stockholder Approval” and such stockholders, the “Disinterested Stockholders”); and (iii) to recommend that such stockholders vote in favor of the Disinterested Stockholder Approval;

WHEREAS, Hill Path Affiliates (i) currently have Beneficial Ownership of 27,314,264 shares of Common Stock, representing approximately 42.7% of the outstanding shares of Common Stock (the “Current Beneficial Ownership Percentage”); and (ii) have entered into cash-settled total return swap agreements (any such swap agreements or other derivative arrangements, collectively, the “Derivatives” and the economic ownership interest represented by such Derivatives taken together with those shares of Common Stock with respect to which there is Beneficial Ownership, “Economic Ownership Percentage”) that establish economic exposure to an aggregate of 4,421,431 additional shares of Common Stock, representing approximately 6.9% of the outstanding shares of Common Stock (the “Current Derivative Ownership Percentage,” together with the Current Beneficial Ownership Percentage, the “Current Economic Ownership Percentage”, which as of the date hereof is approximately 49.6%) that provide economic results comparable to ownership but do not provide the power to vote or direct the voting of or to dispose or direct the disposition of shares of Common Stock;

WHEREAS, in connection with its consideration of the Repurchase Program, a special committee of the Board, consisting of directors who are not Hill Path Affiliated Directors and who are disinterested from Hill Path, requested that Hill Path agree to certain amendments to the Original Agreement; and

WHEREAS, to facilitate the Repurchase Program and for the benefit of all the Company’s stockholders, Hill Path is willing to amend the Original Agreement as set forth herein, to become effective when the Company has acquired any shares under the Repurchase Program.

NOW, THEREFORE, in consideration of and in reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Effectiveness of Amendments.
(a)
Disinterested Stockholder Approval Not Obtained. If the Special Meeting occurs and the Disinterested Stockholder Approval is not obtained, this Amendment shall without further action automatically terminate and shall have no effect on the Original Agreement.
(b)
Effectiveness. If the Special Meeting occurs and the Disinterested Stockholder Approval is obtained, this Amendment shall become effective when the Company has acquired any shares under the Repurchase Program, and Section 3 [Voting Agreement] of the Original Agreement shall without further action automatically be deemed to be amended to read in its entirety as follows in Section 2 below.
(c)
Fallaway Event. Following the effectiveness of this Amendment, if at any time thereafter each of (i) the aggregate Beneficial Ownership of the Hill Path Affiliates is less than the Current Beneficial Ownership Percentage and (ii) the aggregate Economic Ownership Percentage of the Hill Path Affiliates, is less than the Current Economic Ownership Percentage (a “Fallaway Event”), the amendments set forth in Section 2 below shall cease to have any effect and Section 3 [Voting Agreement] of the Agreement shall without further action automatically be deemed to read in its entirety as it appeared in the Original Agreement.
(d)
Reinstatement Event. Notwithstanding the previous sentence, if at any time subsequent to a Fallaway Event, either (i) the aggregate Beneficial Ownership of the Hill Path Affiliates again equals or exceeds the Current Beneficial Ownership Percentage or (ii) the aggregate Economic Ownership Percentage of the Hill Path Affiliates, again equals or exceeds the Current Economic Ownership Percentage, then Section 3 [Voting Agreement] shall again, without further action, automatically be deemed to be amended to read in its entirety as follows in Section 2 below (a “Reinstatement Event”). For the avoidance of doubt, there may be multiple Fallaway Events and/or Reinstatement Events.
2.
Voting Agreement.

(a)
Voting in Elections. At any meeting of stockholders of the Company involving the election of Directors (or if action is taken by written consent of stockholders of the Company in lieu of a meeting in respect of an election of Directors), the Hill Path Affiliates shall vote, or cause to be voted (including, if applicable, by written consent), all Voting Securities Beneficially Owned by the Hill Path Affiliates in excess of the Voting Percentage Limit in the same proportion as the Voting Securities not Beneficially Owned by the Hill Path Affiliates are voted (including, if applicable, by written consent, or by voting by ballot or by submitting any alternative proxy card necessary to accomplish the proportionate voting contemplated by this section) affirmatively for or against, or to withhold authority with respect to, as applicable, the election of each Person nominated to serve as a Director (or, as applicable, the removal of any Director). The Hill Path Affiliates shall be free to vote or cause to be voted (including by abstaining or, if applicable, taking action by written consent), in their sole discretion, all Voting Securities Beneficially Owned by the Hill Path Affiliates up to and including the Voting Percentage Limit affirmatively for or against, or to withhold authority with respect to, as applicable, the election of each Person nominated to serve as a Director (or, as applicable, the removal of any Director).
(b)
Voting with Respect to Acquisition Transactions. At any meeting of stockholders of the Company at which an Acquisition Transaction is submitted to a vote of the stockholders of the Company (or if action is taken with respect to such matter(s) by written consent of stockholders of the Company in lieu of a meeting), the Hill Path Affiliates shall vote or cause to be voted (including by abstaining or, if applicable, taking action by written consent) all Voting Securities Beneficially Owned by the Hill Path Affiliates in excess of the Voting Percentage Limit in the same proportion as the Voting Securities not Beneficially Owned by the Hill Path Affiliates are voted (including by written consent) for or against, or abstain with respect to, such Acquisition Transaction (and such related matter(s)). For the avoidance of doubt, in calculating the voting requirements of the Hill Path Affiliates under this Section 3(b), all broker non-votes and all Voting Securities that are not present or represented at the applicable stockholder meeting shall be considered as abstentions. The Hill Path Affiliates shall be free to vote or cause to be voted (including by abstaining or, if applicable, taking action by written consent), in their sole discretion, all Voting Securities Beneficially Owned by the Hill Path Affiliates up to and including the Voting Percentage Limit.
(c)
Voting on Routine Matters. At any annual meeting of the Company’s stockholders, with respect to the annual stockholder vote regarding the selection of the Company’s auditor and the Company’s executive compensation (or if action is taken with respect to such matter(s) by written consent of stockholders of the Company in lieu of a meeting), the Hill Path Affiliates shall vote, or cause to be voted (including by abstaining or, if applicable, taking action by written consent), all Voting Securities Beneficially Owned by the Hill Path Affiliates in excess of the Voting Percentage Limit in the same proportion as the Voting Securities not Beneficially Owned by the Hill Path Affiliates are voted (including by written consent) for or against, or abstain with respect to, such matter. The Hill Path Affiliates shall be free to vote or cause to be voted (including by abstaining or, if applicable, taking action by written consent), in their sole discretion, all Voting Securities Beneficially Owned by the Hill Path Affiliates up to

and including the Voting Percentage Limit for or against, or to abstain from voting on, each such matter.
(d)
Voting with Respect to Other Matters. At any meeting of stockholders of the Company at which any matter, other than an Other Specified Matter or a matter that is subject to Section 3(a), Section 3(b) or Section 3(c), is submitted to a vote of the stockholders of the Company (or if action is taken with respect to such matter(s) by written consent of stockholders of the Company in lieu of a meeting), the Hill Path Affiliates shall vote, or cause to be voted (including by abstaining or, if applicable, taking action by written consent), all Voting Securities Beneficially Owned by the Hill Path Affiliates in excess of the Voting Percentage Limit in the same proportion as the Voting Securities not Beneficially Owned by the Hill Path Affiliates are voted (including by written consent) for or against, or abstain with respect to such matter. The Hill Path Affiliates shall be free to vote or cause to be voted (including by abstaining or, if applicable, taking action by written consent), in their sole discretion, all Voting Securities Beneficially Owned by the Hill Path Affiliates up to and including the Voting Percentage Limit for or against, or to abstain from voting on, each such matter.
(e)
Quorum. At each meeting of stockholders, Hill Path shall cause all of the Voting Securities Beneficially Owned by the Hill Path Affiliates to be present in person or by proxy for quorum purposes.
(f)
Acquisition by Hill Path. Any Acquisition of the Company proposed by Hill Path or Hill Path Affiliated Directors shall, in each case, be subject to (i) approval of a special committee of the Board comprised solely of directors who are not Hill Path Affiliated Directors and are disinterested from Hill Path and (ii) approval by the holders of a majority of the outstanding shares of Common Stock not held by the Hill Path Affiliates. “Acquisition of the Company” means the acquisition by Hill Path Affiliates of all or substantially all of the Common Stock not owned by Hill Path Affiliates, whether by merger, consolidation, tender offer, or otherwise.
(g)
Related Party Transactions with Hill Path Affiliates. Any material transaction between any Hill Path Affiliate, on the one hand, and the Company or any of its subsidiaries, on the other hand shall be subject to approval of a special committee of the Board comprised solely of directors who are not Hill Path Affiliated Directors and who are disinterested from Hill Path.
3.
Expenses. The Company shall reimburse Hill Path, promptly upon request from time to time, for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with or related to the negotiation, execution and delivery of this Amendment and the Special Meeting, provided, that such reimbursement shall not exceed $750,000 in the aggregate.
4.
Effect on Original Agreement. Except as otherwise set forth herein, the Original Agreement shall remain unaffected by the terms of this Amendment and shall continue in full force and effect.

5.
Amendment; Waiver. Other than as provided in Section 1 above, any amendment to or waiver by the Company of this Amendment shall require the approval of a majority of the directors on the Board who are not Hill Path Affiliated Directors and are disinterested from Hill Path and any such amendment shall be an agreement specifically amending this Amendment in writing executed by the parties hereto.
6.
Certain Provisions of Original Agreement. Sections 14 (Remedies; Jurisdiction and Venue; Governing Law), 20 (Counterparts) and 23 (Interpretation and Construction) of the Original Agreement shall apply to this Amendment mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, or caused the same to be executed by its duly authorized representative as of the date first above written.

HILL PATH CAPITAL LP

By: /s/ Scott I. Ross_________________________
Name: Scott I. Ross
Title: Managing Partner

UNITED PARKS & RESORTS INC.

By: /s/ Marc G. Swanson_____________________
Name: Marc G. Swanson
Title: Chief Executive Officer